Exhibit 8.2

September 27, 2013

58.com Inc. Block E The North American International Business Center Yi 108 Beiyuan Road Chaoyang District, Beijing 100101 People’s Republic of China

RE:                           American Depositary Shares of 58.com Inc.

Ladies and Gentlemen:

You have requested our opinion as special United States tax counsel concerning the statements in the Registration Statement (as described below) under the caption “Material United States Federal Income Tax Considerations” in connection with the public offering of certain American Depositary Shares (“ADSs”), which represent ordinary shares, par value $0.00001 per share, of 58.com Inc. (the “Company”), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 27, 2013 (the “Registration Statement”).

This opinion is being furnished to you pursuant to Exhibit 8.2 of the Exhibit Index of the Registration Statement.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the agreement, documents, certificates and records referred to above.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof.  It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect.  There can be no assurance, moreover, that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court of law.  A change in the authorities or the truth, accuracy or completeness of any of the information, documents, certificates, records, statements, representations or assumptions on which our opinion is based could affect the conclusions set forth herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement, although the discussion in the Registration Statement under the caption “Material United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the ADSs or ordinary to U.S. Holders (as defined therein), it is our opinion that, under present United States federal income tax law, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the ADSs or ordinary to U.S. Holders (as defined therein) who purchase the ADSs or ordinary shares pursuant to the Registration Statement.

We express no other opinion, except as set forth above.  This opinion is furnished only to you and is solely for your benefit in connection with the Registration Statement.  It may not be relied upon by anyone else without our prior written consent.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP